UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
STERLING CHEMICALS, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

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(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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Dear Stockholder:
     On March 24, 2010 we filed our annual report on Form 10-K with the Securities and Exchange Commission (the “SEC”). The following day, we mailed a copy of the Form 10-K and its definitive proxy statement and a form of proxy to our stockholders for the 2010 Annual Meeting of Stockholders (the “Meeting”) to be held at 10:00 a.m. (Houston time) on April 23, 2010 at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, together with a notice for the Meeting. Due to an issue with our filing software, an incorrect version of the Form 10-K was inadvertently mailed to the stockholders. Attached is a copy of the correct version of the Form 10-K, which agrees with the version properly filed with the SEC on March 24, 2010.
     If you have already voted your proxy and wish to change your vote, your prior proxy may be revoked at any time prior to the time your shares of stock are voted at the Meeting by submitting another proxy bearing a later date (by any method available for giving your original proxy) or by giving written notice of revocation to us at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending the Meeting in person and notifying either of the inspectors of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Meeting.
     You are urged to vote your proxy even if you currently plan to attend the Meeting. Returning your proxy will not prevent you from revoking your proxy and voting in person but will assure that your vote is counted if you are unable to attend the meeting.
Sincerely,
/s/ David J. Collins
David J. Collins
Senior Vice President and
Chief Financial Officer,
Sterling Chemicals, Inc.